Exhibit 10.45

RESTRICTIVE COVENANT AGREEMENT

This RESTRICTIVE COVENANT AGREEMENT (“Agreement”) is by and between _____________ (“Employee”) and Compass Minerals International, Inc. by and on behalf of itself and any parent companies, successor companies, direct and indirect subsidiaries, other affiliated companies and assigns (hereinafter referred to collectively as “Company”).
In consideration of the employment/continued employment of Employee by Company and as a condition of Employee’s eligibility for any incentive compensation from Company (as applicable), Employee agrees as follows:
1.    Non-Solicitation Agreement.
a.    Acknowledgments. Employee acknowledges Company’s confidential/trade secret information and relationships with its customers, clients, employees, and other business associations are among Company’s most important assets. Employee further acknowledges that, in his/her employment with Company, he/she will have access to such information/relationships and be responsible for developing and maintaining such information/relationships.
b.    Non-Solicitation of Employees. Employee agrees that, during Employee’s employment with Company and for a period of one year after termination of Employee’s employment with Company for any reason (regardless of who initiates such termination), Employee will not directly or indirectly, whether for Employee’s benefit or for the benefit of a third party, recruit, solicit, or induce, or attempt to recruit, solicit, or induce: (1) anyone employed by Company to terminate employment with, or otherwise cease a relationship with, Company; or (2) anyone employed by Company at any time during the one year immediately preceding termination of Employee’s employment with Company to provide services of any kind to a competitor of Company. Employee further agrees that, in the event any individual within the groups defined by (1) and (2) of this paragraph 1.b. approaches Employee about providing services to a Company competitor, Employee shall reject such approach and not hire/otherwise engage/supervise such individual.
c.    Non-Solicitation of Customers. Employee agrees that, during Employee’s employment with Company and for a period of one year after termination of Employee’s employment with Company for any reason (regardless of who initiates such termination), Employee will not directly or indirectly solicit, divert, or take away, or attempt to solicit, divert, or take away, the business or patronage of any of the clients, customers, or accounts, or prospective clients, customers, or accounts, of Company, in each case within the geographic regions for which Employee is responsible at any time within the one year immediately preceding termination of Employee’s employment with Company (collectively, the “Territory”). Employee further agrees Employee will not, for the period specified in this paragraph 1.c., do business in any way with any entity covered by this paragraph 1.c within the Territory.
2.    Non-Competition Agreement.
a.    Acknowledgments. Employee acknowledges Company’s confidential/trade secret information and relationships with its customers, clients, employees, and other business associations are among Company’s most important assets. Employee further acknowledges that, in his/her employment with Company, he/she will have access to such information/relationships and be responsible for developing and maintaining such information/relationships. Employee acknowledges that Company’s business encompasses all of Company’s operations, its main products and services, what subsidiaries it owns, and what markets it operates in and that for purposes of this Agreement, Company’s “Business” shall at all times mean those operations, products and services as described in Company’s most recently filed annual report on Form 10-K with the U.S. Securities and Exchange Commission (the “SEC”).
b.    Restriction on Competition. The restriction on competition in this paragraph extends to all geographic areas within the Territory. Employee agrees that, during Employee’s employment with Company and for a period of one year after termination of Employee’s employment with Company for any reason (regardless of who initiates such termination), Employee will not directly or indirectly compete with Company or Company’s Business within the Territory. This agreement not to compete means Employee will not, among other things, whether as an employee, independent contractor, consultant, owner, officer, director, significant stockholder, partner, or in any other capacity (1) be affiliated with any business competitive with Company or Company’s Business within the Territory; (2) solicit orders for any product or service that is competitive with the product or services provided by Company or Company’s Business within the Territory; or (3) accept employment with a business that sells or buys products or services competitive with the products or services of Company or Company’s Business within the Territory.
3.    Confidentiality and Security.
a.    Confidential Information. Employee understands and acknowledges that during the course of employment with Company, Employee will have access to and learn about confidential, secret, and proprietary documents, materials, data, and other information, in tangible and intangible form, of and relating to Company’s Business, including its existing and prospective customers, suppliers, and other associated third parties (“Confidential Information”). Employee further understands and acknowledges that this Confidential Information and Company’s ability to reserve it for the exclusive knowledge and use of Company is of great competitive importance and commercial value to Company, and that improper use or disclosure of the Confidential Information by Employee will cause irreparable harm to Company, for which remedies at law will not be adequate and may also cause Company to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties and civil damages or penalties.
For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, documents, research, operations, services, strategies, agreements, contracts, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, applications, operating systems, pricing information, customer information and customer lists of Company and Company’s Business or of any other person or entity that has entrusted information to Company in confidence. The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

Employee understands and agrees that Confidential Information developed by Employee in the course of Employee’s employment by Company shall be subject to the terms and conditions of this Agreement as if Company furnished the same Confidential Information to Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public, provided that such disclosure to the public is through no direct or indirect fault of Employee or person(s) acting on Employee’s behalf.
b.    Disclosure and Use Restrictions.
(1)    Employee covenants. Employee agrees and covenants:
(A)    to treat all Confidential Information as strictly confidential;

(B)
not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of Company not having a need to know and authority to know and use the Confidential Information in connection with the Business and, in any event, not to anyone outside of the direct employ of Company except as required in the performance of any of Employee’s authorized employment duties to Company or with the prior consent of an authorized officer acting on behalf of Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and

(C)
not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of Company except as required in the performance any of the Employee’s authorized employment duties to Company or with the prior consent of an authorized officer acting on behalf of Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). Employee understands and acknowledges that Employee’s obligations under this Agreement regarding any particular Confidential Information begin immediately and shall continue during and after Employee’s employment by Company until the Confidential Information has become public knowledge other than as a result of Employee’s breach of this Agreement or a breach by those acting in concert with Employee or on Employee’s behalf.

(2)	Permitted disclosures. Nothing in this Agreement shall be construed to:

(A)
prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. Employee shall promptly provide written notice of any such order to an authorized officer of Company;

(B)
prohibit or restrict Employee (or Employee’s attorney) from filing a charge or complaint with the SEC, the Equal Employment Opportunity Commission (“EEOC”) or a comparable state agency, the Occupational Safety and Health Administration (“OSHA”), or any other self-regulatory organization or any other federal or state regulatory authority (“Government Agencies”). Employee further understands that this Agreement does not limit the Employee’s ability to communicate with any securities regulatory agency or authority/Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any securities regulatory agency or authority/Government Agency in connection with reporting a possible securities or other law violation without notice to Company;

(C)	limit Employee’s right to receive an award for information provided to any Government Agencies/to the SEC staff or any other securities regulatory agency or authority; or

(D)
prohibits Employee from making other disclosures that are protected under the whistleblower provisions of law. Employee does not need prior authorization of Company to make any such reports or disclosures and is not required to notify Company that he/she has made such reports or disclosures.

(3)
Duration of Confidentiality Obligations. Employee understands and acknowledges that Employee’s obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon Employee first having access to such Confidential Information (whether before or after Employee begins employment by Company) and shall continue during and after Employee’s employment by Company until such time as such Confidential Information has become public knowledge other than as a result of Employee’s breach of this Agreement or breach by those acting in concert with the Employee or on the Employee’s behalf.

4.    General Provisions.
a.    Legal and Equitable Relief. Employee specifically acknowledges and agrees that, in interpreting/enforcing this Agreement, a court should honor the parties’ intent to the maximum extent possible. As such, Employee specifically acknowledges and agrees (1) the restrictions in paragraphs 1-3 are necessary for the protection of the legitimate business interests, goodwill, and Confidential Information of Company and its Business; (2) the duration and scope of the restrictions in paragraphs 1-3 are reasonable as written; (3) if a court of competent jurisdiction determines the restrictions in paragraphs 1-3 are overbroad, then such court should modify those restrictions so as to be enforceable rather than void the restrictions regardless of any law or authority to the contrary, it being the parties’ intent in this Agreement to restrain unfair competition; and (4) in the event of any actual or threatened breach, Company shall, to the maximum extent allowed, have the right to suspend bonus payments, benefits, and/or any exercise of stock options. Employee further specifically acknowledges and agrees any breach of paragraphs 1-3 will cause Company substantial and irreparable harm and, therefore, in addition to such other remedies that may be available, including the recovery of damages from Employee, Company shall have the right to injunctive relief to restrain or enjoin any actual or threatened breach of the provisions of paragraphs 1-3. Employee further specifically acknowledges and agrees that, if Company prevails in a legal proceeding to enforce this Agreement, then Company shall be entitled to recover its costs and fees incurred, including its attorney’s fees, expert witness fees, and out-of-pocket costs, in addition to any other relief it may be granted.
b.    Severability. The terms and provisions of this Agreement are severable in whole or in part. If a court of competent jurisdiction determines any term or provision of this Agreement is invalid, illegal, or unenforceable, then the remaining terms and provisions shall remain in full force and effect.
c.    Assignment. Employee may not assign this Agreement. Company may assign this Agreement in its discretion, including but not limited to any parent/subsidiary company or successor in interest to the business, or part thereof, of Company.
d.    Governing Law and Consent to Jurisdiction. Interpretation/enforcement of this Agreement shall be subject to and governed by the laws of the State of Kansas, irrespective of the fact that one or both of the parties now is or may become a resident of a different state and notwithstanding any authority to the contrary. Employee hereby expressly submits and consents to the exclusive personal jurisdiction and exclusive venue of the federal and state courts of competent jurisdiction in the State of Kansas, notwithstanding any authority to the contrary.
e.    No Conflicting Agreements. Employee represents to Company (1) there are no restrictions, agreements, or understandings whatsoever to which Employee is a party that would prevent or make unlawful Employee’s execution or performance of this Agreement or employment with Company and (2) Employee’s execution of this Agreement and employment with Company does not constitute a breach of any contract, agreement, or understanding, oral or written, to which Employee is a party or by which Employee is bound.
f.    Disclosure of Agreement. In the event Company has reason to believe Employee has breached or may breach this Agreement, Employee agrees Company may disclose this Agreement, without risk of liability, to a current or prospective employer of Employee or other business entity.
g.    Survival. The obligations contained in this Agreement survive the termination, for any reason whatsoever, of Employee’s employment with Company (regardless of who initiates such termination) and shall thereafter remain in full force and effect as written. The obligations contained in this Agreement also survive the promotion, transfer, demotion, and/or other change to the terms/conditions of Employee’s employment, regardless of reason, and shall thereafter remain in full force and effect as written.
h.    Nature of Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings, if any, between the parties with respect to such matters. This Agreement may be modified or amended only by an agreement in writing signed by both parties. This is not an employment agreement. Employee’s employment with Company is and shall be at will for all purposes.

i.    No Waiver. The failure of either party to insist on the performance of any of the terms or conditions of this Agreement, or failure to enforce any of the provisions of this Agreement, shall not be construed as a waiver or a relinquishment of any such provision. Any waiver or failure to enforce on any one occasion is effective only in that instance, and the obligations of either party with respect of any provision in this Agreement shall continue in full force and effect.
j.    Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

(1)	Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:
(A) is made:

(i)	in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and

(ii)	solely for the purpose of reporting or investigating a suspected violation of law; or

(B)	is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

(2)
If Employee files a lawsuit for retaliation by Company for reporting a suspected violation of law, Employee may disclose Company’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if Employee:

(A) files any document containing the trade secret under seal; and

(B) does not disclose the trade secret, except pursuant to court order.

[Signature Page Follows]

BY COMPLETING AND EXECUTING THIS AGREEMENT, LEGAL RIGHTS AND DUTIES ARE CREATED. EMPLOYEE IS HEREBY ADVISED TO CONSULT INDEPENDENT LEGAL COUNSEL AS TO ALL MATTERS CONTAINED IN THIS DOCUMENT.

COMPASS MINERALS INTERNATIONAL, INC.
By:
Name:	Employee Name:
Title:	Date:
Date: